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                                                                   Exhibit 3(i)


                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                        AMERICAN STANDARD COMPANIES INC.


                 American Standard Companies Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

                 1. The Corporation was incorporated as ASI Holding Corporation and its original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 15, 1988.

                 2. On April 4, 1990, the Board of Directors of the Corporation unanimously adopted a resolution authorizing the amendment of the Corporation's Certificate of Incorporation in accordance with Section 242 of the General Corporation Law of the State of Delaware. The amendment increased the authorized number of shares of the Corporation's common stock. In lieu of a meeting and vote of the stockholders of the Corporation, the Corporation's majority stockholder, by less than unanimous written consent dated April 13, 1990, approved the amendment of the Certificate of Incorporation and the taking of the actions contemplated thereby, and such consent was filed with the minutes of the proceedings of stockholders of the Corporation. Notice of such action was given to all stockholders who did not consent in writing, all in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware. The Certificate of Amendment was filed with the Secretary of State of the State of Delaware on April 19, 1990.

                 3. At a meeting duly held on December 5, 1991, the Board of Directors of the Corporation adopted a resolution authorizing the amendment of the Corporation's Certificate of Incorporation in accordance with Section 242 of the General Corporation Law of the State of Delaware. The amendment decreased the authorized number of shares of the Corporation's common stock. In lieu of a meeting and vote of the stockholders of the Corporation, the Corporation's majority stockholder, by less than unanimous written consent dated December 6, 1991, approved the



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amendment of the Certificate of Incorporation and the taking of the actions contemplated thereby, and such consent was filed with the minutes of the proceedings of stockholders of the Corporation. Notice of such action was given to all stockholders who did not consent in writing, all in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware. The Certificate of Amendment was filed with the Secretary of State of the State of Delaware on December 20, 1991. A Certificate of Correction was filed with the Secretary of State of the State of Delaware on January 3, 1992 indicating the Certificate of Amendment had incorrectly stated that the adoption of the resolution had been by unanimous written consent of the Board of Directors of the Corporation.

                 4. At a meeting duly held on November 2, 1994, the Board of Directors of the Corporation adopted a resolution authorizing the amendment of the Corporation's Certificate of Incorporation in accordance with Section 242 of the General Corporation Law of the State of Delaware. The amendment changed the name of the Corporation and required or permitted indemnification of directors, officers, employees and agents in accordance with Delaware law. In lieu of a meeting and vote of the stockholders of the Corporation, the Corporation's majority stockholder, by less than unanimous written consent dated November 2, 1994, approved the amendment of the Certificate of Incorporation and the taking of the actions contemplated thereby, and such consent was filed with the minutes of the proceedings of stockholders of the Corporation. Notice of such action was given to all stockholders who did not consent in writing, all in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware. The Certificate of Amendment was filed with the Secretary of State of the State of Delaware on November 9, 1994.

                 5. At a meeting duly held on December 1, 1994, the Board of Directors of the Corporation adopted a resolution authorizing the amendment of the Corporation's Certificate of Incorporation in accordance with Section 242 of the General Corporation Law of the State of Delaware. The amendment increased the authorized number of shares of the Corporation's common stock, provided for the issuance of up to 2,000,000 shares of preferred stock of the Corporation, having such terms as the Board of Directors may determine, and provided for other matters relating to such common stock and preferred stock. In lieu of a meeting and vote of the stockholders of the Corporation, the Corporation's majority





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stockholder, by less than unanimous written consent dated December 1, 1994, approved the amendment of the Certificate of Incorporation and the taking of the actions contemplated thereby, and such consent was filed with the minutes of the proceedings of stockholders of the Corporation. Notice of such action was given to all stockholders who did not consent in writing, all in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware. The Certificate of Amendment was filed with the Secretary of State of the State of Delaware on December 5, 1994.

                 6. At a meeting duly held on January 4, 1995, the Board of Directors of the Corporation adopted a resolution authorizing the amendment and restatement of the Corporation's Certificate of Incorporation as set forth herein in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. In lieu of a meeting and vote of the stockholders of the Corporation, the Corporation's majority stockholder has, by less than unanimous written consent dated January 4, 1995, approved the amendment and restatement of the Corporation's Certificate of Incorporation and the taking of the actions contemplated thereby, and such consent has been filed with the minutes of the proceedings of stockholders of the Corporation. Notice of such action has been given to all stockholders who have not consented in writing, all in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

                 7. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of the Corporation. The amendments have the effect of (i) classifying the Board of Directors; (ii) authorizing the issuance of rights and
(iii) making such other changes as are proper under the General Corporation Law of the State of Delaware and deemed necessary or appropriate by the Board of Directors.

                 8. The text of the Certificate of Incorporation as heretofore amended is hereby amended and restated to read in its entirety as follows:

                 FIRST: The name of the Corporation is American Standard Companies Inc.





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                 SECOND:  The Corporation's registered office in the State of
Delaware is at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                 THIRD: The nature of the business of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                 FOURTH: (a) The total number of shares of stock which the Corporation shall have authority to issue is 200,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), and 2,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock").

                 (b) Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder and shall be entitled to vote with respect to all matters as to which a stockholder of a Delaware corporation would be entitled to vote.

                 (c) The Preferred Stock may be issued at any time and from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate of designation pursuant to the applicable provisions of the General Corporation Law of the State of Delaware (hereinafter referred to as a "Preferred Stock Certificate of Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of shares of each such series and the qualifications, limitations and restrictions thereof, provided, however, that so long as Kelso ASI Partners, L.P. ("ASI Partners"), together with its Affiliates (as defined in the Amended and Restated Stockholders Agreement, dated as of December 2, 1994 (the "Amended and Restated Stockholders Agreement"), among the Corporation, ASI Partners and the other stockholders of the Corporation parties thereto), owns at least 35% of the outstanding shares of Common Stock, the Corporation will not issue any shares of Common Stock or Preferred Stock without ASI Partners' prior written consent, except in connection with the Corporation's Stockholder Rights Agreement, or pursuant to the American-Standard Employee Stock Ownership Plan, the Corporation's Stock





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Incentive Plan or other plans for the benefit of employees of the Corporation and its subsidiaries.

                 The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

              (i) the designation of the series, which may be by distinguishing number, letter or title;

             (ii) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the applicable Preferred Stock Certificate of Designation) increase or decrease (but not below the number of shares thereof then outstanding);

            (iii) whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

             (iv)  the dates on which dividends, if any, shall be payable;

              (v) the redemption rights and price or prices, if any, for shares of the series;

             (vi) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

            (vii) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

           (viii) whether the shares of the series shall be convertible or exchangeable into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;





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             (ix)  restrictions on the issuance of shares of the same series or of any other class or series; and

              (x) the voting rights, if any, of the holders of shares of the series.

              (d) The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

              (e) Except as may be required by law or as provided in this Restated Certificate of Incorporation or in a Preferred Stock Certificate of Designation, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote on any matter or receive notice of any meeting of stockholders.

              (f) The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

              FIFTH: The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

              (a) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights.

              (b) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation.





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                (c)  Provisions which adjust the number or exercise price of such rights, or amount or nature of the stock or other securities or property receivable upon exercise of such rights, in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or any portion thereof or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights.

                (d) Provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation, or having other specified characteristics or status, the right to exercise such rights and/or cause the rights hold by such holder to become void.

                (e) Provisions which permit the Corporation to redeem and exchange such rights.

                (f) The appointment of a rights agent with respect to such rights.

                SIXTH: In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to adopt, repeal, alter or amend the Bylaws of the Corporation by the vote of a majority of the entire Board of Directors.

                SEVENTH: (a) The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by this Restated Certificate of Incorpo-





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ration directed or required to be exercised or done by the stockholders.

                 (b) The number of Directors constituting the initial Board of Directors shall be eleven (11) and thereafter the number of directors shall be as set forth in or pursuant to the Bylaws of the Corporation, but shall not be more than twenty-one (21). The Board of Directors shall be divided into three classes, designated Classes I, II and III, which shall be as nearly equal in number as possible. At the annual meeting of stockholders to be held in 1995, Directors of Class I shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 1996, Directors of Class II shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 1997 and Directors of Class III shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in 1998. At each succeeding annual meeting of stockholders following such initial classification and election, the respective successors of the Directors whose terms are expiring shall be elected for terms expiring at the annual meeting of stockholders held in the third succeeding year. The holders of a majority of the shares then entitled to vote at an election of Directors may remove any Director or the entire Board of Directors, but only for cause; provided, however, that so long as ASI Partners, together with its Affiliates, owns at least 35% of the outstanding Common Stock, Directors may be removed upon receipt of the requisite vote of stockholders with or without cause. Notwithstanding the foregoing, the election, term, removal and filling of vacancies with respect to directors elected separately by the holders of one or more series of Preferred Stock shall not be governed by this Article SEVENTH, but rather shall be as provided for in the resolutions adopted by the Board of Directors creating and establishing such series of Preferred Stock.

                 (c) Advance notice of nominations by stockholders for the election of Directors, and of stockholder proposals regarding action to be taken at any meeting of stockholders, shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

                 EIGHTH: (a) A Director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided that this provision shall not eliminate or limit the liability of a Director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from





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which the Director derives an improper personal benefit.  If the General
Corporation Law of the State of Delaware is amended after the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

                 Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing in respect of any act or omission occurring prior to the time of such repeal or modification.

                 (b) The Corporation shall indemnify, to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a Director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to be taken or omitted in such capacity, and may to the same extent indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding or any appeal therefrom.

                 NINTH: A Director of the Corporation, in determining what he reasonably believes to be in the best interests of the Corporation, shall consider the interests of the Corporation's stockholders and, in his discretion, may consider any of the following:

                 (a) The interests of the Corporation's employees, suppliers, creditors and customers;





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                 (b)  The state of the U.S. and global economy;

                 (c)  Community and societal interests; and

                 (d) The long-term as well as short-term interests of the Corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

                 TENTH: Election of Directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                 ELEVENTH: Cumulative voting for the election of Directors shall not be permitted.

                 TWELFTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied, provided, however, that so long as ASI Partners, together with its Affiliates, owns at least 10% of the outstanding shares of the Common Stock, stockholder action may be taken by written consent in order to vote on director nominees designated by ASI Partners pursuant to the Amended and Restated Stockholders Agreement and to remove Directors originally designated for nomination by ASI Partners pursuant to the Amended and Restated Stockholders Agreement. The preceding sentence shall take effect on the day following the closing date of the Corporation's initial underwritten public offering of Common Stock. Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by (i) the Chief Executive Officer of the Corporation, (ii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors or (iii) for purposes of voting on director nominees designated by ASI Partners pursuant to the Amended and Restated Stockholders Agreement or the removal of Directors originally designated for nomination by ASI Partners pursuant to the Amended and Restated Stockholders Agreement, ASI Partners, so long as ASI Partners, together with its Affiliates, owns at least 10% of the outstanding Common Stock.

                 THIRTEENTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed





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herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article THIRTEENTH; provided, however, that any amendment or repeal of Article EIGHTH of this Restated Certificate of Incorporation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal; and provided, further, that Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, ELEVENTH, TWELFTH and THIRTEENTH of this Restated Certificate of Incorporation shall not be amended, altered, changed or repealed without the affirmative vote of the holders of at least 65% of the then outstanding stock of the Corporation entitled to vote generally in the election of directors.

                 IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed this 4th day of January 1995.


                                           American Standard Companies Inc.

                                           /s/  RICHARD A. KALAHER
                                           ------------------------------------
                                           Name:  Richard A. Kalaher
                                           Title: Acting Secretary





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